UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2005

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Third Street South, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (612) 332-7371

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2005, the Company established an unfunded supplemental executive retirement plan for William L. Mansfield (“SERP”), the Company’s President and Chief Executive Officer. The SERP was designed to provide additional benefits upon retirement of Mr. Mansfield at or after age 60 tied to a fixed percentage of the highest average base salary and annual cash incentive bonus for a five year period. Mr. Mansfield will be entitled to receive the benefits under the SERP if his employment terminates due to death, disability, change in control of the Company, normal retirement at or after age 60 or involuntary termination by the Company other than for cause. Valspar’s obligation to pay the SERP benefit is unfunded and unsecured.

The SERP benefit will consist of a lump sum payment following termination of employment, equal to the actuarial equivalent of a monthly annuity for Mr. Mansfield’s life expectancy based on the following percentages of Mr. Mansfield’s five-year average compensation:

Age at Separation From Service	Percentage of Average Monthly Compensation

60 or less	25%
61	28%
62	31%
63	34%
64	37%
65	40%

Certain other Valspar retirement plan benefits will be offset against the SERP benefit.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION

Date: June 27, 2005	By: /s/ Rolf Engh Name: Rolf Engh Title: Secretary